EXHIBIT 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

October 11, 2018

Iovance Biotherapeutics, Inc.

999 Skyway Road, Suite 150

San Carlos, California 94070

We have acted as counsel to Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 filed on October 11, 2018 pursuant to Rule 462(b) under the Shares Act of 1933, as amended (the “Rule 462(b) Registration Statement”). The Rule 462(b) Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-227241) originally filed by the Company with the Commission on September 7, 2018 (the “Registration Statement”), and declared effective on October 3, 2018, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Shares Act of 1933, as amended (the “Securities Act”). The Rule 462(b) Registration Statement covers an underwritten public offering of up to $50,000,000.00 of the Company’s securities, including shares (the “Shares”) of the Company’s common stock, par value $0.000041666 per share (“Common Stock”). The Shares are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than, the existing Delaware General Corporation Law.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Company’s board of directors or the Company’s stockholders, or any amendments to the Company’s certificate of incorporation or amended and restated bylaws, and (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares will not result in a violation of the Company’s certificate of incorporation or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Shares may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

Based upon the foregoing, we are of the opinion that when the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Company’s board of directors approving issuance and delivery of the Shares, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Shares Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)